EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2012, with respect to the consolidated financial statements of Imperial Industries, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of Imperial Industries, Inc. on Form S-8 (File No. 333-136204, effective July 31, 2006).

/s/ GRANT THORNTON LLP

Fort Lauderdale, Florida
March 29, 2012